                                                                    Exhibit 10.1

                               PURCHASE AGREEMENT

         This Purchase Agreement (this "Agreement"), dated as of July 9, 2003, is by and among Cohen & Steers Capital Management, Inc. ("Cohen & Steers"), the client accounts of Cohen & Steers, as set forth on Schedule A (each a "PURCHASER" and collectively the "PURCHASERS"), and Health Care REIT, Inc. (the "SELLER").

         WHEREAS, the PURCHASERS, desire to purchase from SELLER, and SELLER desires to issue and sell to PURCHASERS, in the aggregate 1,583,100 shares of common stock of SELLER, par value $1.00 per share (the "Shares"), with the number of Shares acquired by each PURCHASER set forth on Schedule A.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

         1. Purchase and Sale. Subject to the terms and conditions hereof, the PURCHASERS hereby agree to purchase from SELLER, and SELLER agrees to issue and sell to PURCHASERS, the Shares at a price per share of $30.32 for an aggregate purchase amount of $47,999,592 (the "Purchase Price").

         2. Representations and Warranties of PURCHASER. Each PURCHASER represents and warrants that:

            (a) Due Authorization. The PURCHASER is duly authorized to purchase the Shares. This Agreement has been duly authorized, executed and delivered by the PURCHASER and constitutes a legal, valid and binding agreement of the PURCHASER, enforceable against the PURCHASER in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or
         (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.

            (b) Prospectus and Prospectus Supplement. The PURCHASER has received a copy of SELLER's Prospectus dated December 7, 2001, and Prospectus Supplement dated July 9, 2003 (collectively, the "Prospectus").

         3. Representations and Warranties of SELLER. SELLER represents and warrants that:

            (a) Due Authorization. This Agreement has been duly authorized, executed and delivered by SELLER and constitutes a legal, valid and binding agreement of SELLER, enforceable against SELLER in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or
         (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.

            (b) Organization and Authority. SELLER has been duly organized and is validly existing in good standing under the laws of Delaware, with full power and authority to own or lease and occupy its properties and conduct its business as described in the Prospectus.

            (c) Issuance of the Shares. The Shares have been duly and validly authorized and, when issued and delivered pursuant to this Agreement, will be fully paid and nonassessable and will be listed, subject to notice of issuance, on the New York Stock Exchange effective as of the Closing (as defined in Paragraph 6 of this Agreement).

            (d) Absence of Conflicts. The execution, delivery and performance of this Agreement and the consummation of transactions contemplated herein do not and will not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the SELLER.

         4. Representation and Warranty of Cohen & Steers. Cohen & Steers hereby represents and warrants that:

            (a) It is an investment adviser duly registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940.

            (b) It has been duly authorized to act as investment adviser on behalf of each PURCHASER.

            (c) It has the power and authority to enter into and execute this Agreement on behalf of each PURCHASER.

            (d) This Agreement has been duly executed and delivered by Cohen & Steers and constitutes a legal, valid and binding agreement of Cohen & Steers, enforceable against Cohen & Steers in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.

         5. Conditions to Obligations of the Parties. As a condition to Closing, each of the representations and warranties of the parties hereto shall be true and correct in all respects.

         6. Closing. The transactions contemplated hereby shall be consummated on July 14, 2003 (such time and date of payment and delivery being herein called the "Closing"). At the Closing, settlement shall occur through Jeffries & Company, Inc., or an affiliate thereof, on a delivery versus payment basis through the DTC ID System.

         7. Governing Law. This Agreement shall be construed in accordance with and governed by the substantive laws of the State of New York.

         8. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only in a writing that is executed by each of the parties hereto.

         9. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                  HEALTH CARE REIT, INC.



                  By:    /s/ George L. Chapman
                         --------------------------------
                         Name:  George L. Chapman
                         Title: Chairman and Chief Executive Officer


                  COHEN & STEERS CAPITAL MANAGEMENT, INC., on behalf of itself and each PURCHASER set forth on Schedule A



                  By:    /s/ Joseph M. Harvey
                         --------------------------------
                         Name:  Joseph M. Harvey
                         Title: SVP

                                   SCHEDULE A
                                   ----------

Name of Client                                                 Number of Shares
--------------                                                 ----------------

Cohen & Steers Equity Income Fund, Inc.                            198,600
Fairfax County Uniformed Retirement System                           1,000
North Shore-Long Island Jewish
Health System, Inc.                                                  1,500
North Shore-Long Island Jewish
Health System Cash Balance Plan                                        500
New York State Teachers' Retirement System                          16,400
Cohen & Steers Advantage Income Realty Fund, Inc.                   99,300
University of Mass. Foundation Inc.                                    800
Associated Electric Gas Insurance Services                           5,000
Land America Title Insurance Corporation                             2,500
United Mine Workers of America 1974 Pension Trust                    9,900
New York Community Trust                                             1,600
Cohen & Steers REIT & Preferred Income Fund, Inc.                1,241,500
Cornell University                                                   4,500